EXHIBIT 21.1

Entity	Jurisdiction of Incorporation
Invesco REIT Operating Partnership LP	Delaware

Invesco REIT Securities LLC	Delaware

Invesco REIT TRS LLC	Delaware

Invesco REIT Lending Investments LLC	Delaware

5201 Industry Owner GP, LLC	Delaware

5201 Industry Owner, LP	Delaware

Midwest Industrial Agler Road Owner, LLC	Delaware

Cleveland Avenue Self Storage Owner, LLC	Delaware

Powers Road Self Storage Owner, LLC	Delaware

3061 George Busbee Owner GP, LLC	Delaware

3061 George Busbee Owner, LP	Delaware

IA Investors, LP	Delaware

IA SH Member GP, LLC	Delaware

IA SH Member, LP	Delaware

Clarksville Self Storage Owner, LLC	Delaware

Cortlandt Crossing Owner, LLC	Delaware

TCG Earth City LLC	Delaware

Roseland Residences Manager, LLC	Delaware

Roseland Residences Member, LLC	Delaware

Roseland Residences Investors, LLC	Delaware

Roseland Residences Owner, LLC	Delaware

13034 Excelsior Owner GP, LLC	Delaware

13034 Excelsior Owner, LP	Delaware

Midwest Industrial Grove City Owner, LLC	Delaware

INREIT Master Lessee LLC	Delaware

INREIT Master Lessee II LLC	Delaware

International Business 4535 GP, LLC	Delaware

International Business 4535, LP	Delaware

Invesco DST Manager LLC	Delaware

Invesco Real Estate Exchange LLC	Delaware

IREX Depositor LLC	Delaware

IREX Industrial Portfolio I DST	Delaware

IREX 5201 Industry Owner DST	Delaware

IREX 13034 Excelsior Owner DST	Delaware

IREX II Storage Portfolio DST	Delaware

Midwest Industrial Investors, LLC	Delaware

Midway Industrial Manager, LLC	Delaware

Midway Industrial Member, LLC	Delaware

ITP Investor, LLC	Delaware

ITP TRS Investor, LLC	Delaware

ITP Investments, LLC	Delaware

PT Co-GP Fund, LLC	Delaware

PTCR Holdco, LLC	Delaware

1000 East Apache Owner, LLC	Delaware

Salem North Self Storage Owner, LLC	Delaware

Salem South Self Storage Owner, LLC	Delaware

Salem West Self Storage Owner, LLC	Delaware

San Simeon IR Member LLC	Delaware

San Simeon Apartments, LLC	Delaware

San Simeon Holdings, LLC	Delaware

South Loop Storage Owner, GP LLC	Delaware

South Loop Storage Owner, LP	Delaware

TCG Earth City LLC	Delaware

Vida IR Member LLC	Delaware

Vida MOB Portfolio Co-Invest LLC	Delaware

Vida MOB Portfolio Manager LLC	Delaware

Vida JV LLC	Delaware

9805 Willows Office, LLC	Delaware

3975 University Parkway GP, LLC	Delaware

3975 University Parkway Owner, LP	Delaware

3975 University Parkway Owner TRS, LLC	Delaware

Homestead IR Member, LLC	Delaware

Homestead Communities, LLC	Delaware

Subsidiaries not included in the list are omitted because, considered in the aggregate as a single subsidiary, they do not constitute a significant subsidiary.